                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a party other than the Registrant  [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement              [_]   Confidential, For Use of the
[_]  Definitive Proxy Statement                     Commission Only (as
[_]  Definitive Additional Materials                permitted by
[X]  Soliciting Material Under Rule 14a-12          Rule 14a-6(e)(2))

                           ASI Solutions Incorporated
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X]  No fee required.
     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(I) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     [_]  Fee paid previously with preliminary materials:

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

FOR IMMEDIATE RELEASE

     ASI BOARD APPROVES MERGER AGREEMENT WITH AON CORPORATION Leading human resources outsourcing company to become a part of Aon's consulting organization

NEW YORK, February 23, 2001 -- ASI Solutions Incorporated (ASI) (NASDAQ: ASIS) announced today that its Board of Directors has approved an agreement and plan of merger with Aon Corporation (NYSE: AOC), the Chicago based holding company of a worldwide group of businesses, which provide services and solutions in insurance brokerage, consulting and insurance underwriting.

The merger agreement provides that Aon will acquire 100% of the shares of ASI in an all-stock transaction. Under the merger agreement, each share of ASI will convert into .425 shares of Aon common stock, provided that the average closing price of Aon common shares for a 10-day measurement period ending five business days prior to the effective date of the merger is between $34 and $42 per share. To the extent that the average closing price of Aon common stock during this period is above $42, the conversion rate will be adjusted so that an ASI stockholder will receive Aon common shares having a value equal to $17.85. Conversely, if the average closing price during the measurement period is between $34 and $31, the conversion rate will be adjusted so that an ASI stockholder will receive Aon common shares having a value equal to $14.45. If the average closing price during the measurement period is below $31, ASI stockholders will receive .466129 shares of Aon common stock for each share of ASI stock that they own.

ASI may terminate the agreement if Aon's average common share price for the 10-day measurement period is below $31. Completion of the merger is subject to customary closing conditions, including stockholder and regulatory approval. In connection with the execution of the merger agreement, holders exceeding a majority of the voting shares of ASI have already entered into an agreement with Aon to vote in favor of the merger.

Upon consummation of the merger, which is expected to occur within 90 days, ASI will become part of the Aon Consulting organization. ASI's founders Bernard F. Reynolds, Eli Salig and Seymour Adler will continue in their respective roles as senior executives.

Commenting on the transaction Mr. Reynolds said, "We are pleased to have reached an agreement which allows our shareholders to realize the significant value created in this company over the past 23 years. By joining forces with one of the largest employee benefit, human resources and management consulting organizations in the world we know that our ability to broaden, deepen and expand the quality services we offer both our clients and Aon's will be assured into the future. At the same time, our management and staff will become an integral part of an excellent company committed to growing this business through continued investment in people and solutions that provide outstanding client service. We look forward to making that journey together."

Commenting on the transaction Patrick G. Ryan, chairman and chief executive officer, Aon Corporation said, "Our clients increasingly face critical issues of attraction, retention and productivity of employees, and we believe ASI addresses these key needs. ASI will extend our services in employment process outsourcing, performance improvement services, and compensation consulting, including McLagan Partners, the leading compensation consultancy to the financial services industry."

Donald C. Ingram, chairman and chief executive officer, Aon Consulting Worldwide, stated, "By adding ASI's capabilities, we will greatly strengthen our human resources outsourcing and compensation consulting services. Together with ASI's management team, we look forward to building our worldwide business."

ABOUT ASI: ASI Solutions Incorporated is a leading international provider of a unique blend of human resources outsourcing services for organizations seeking to hire, train and develop a higher quality, more effective workforce. The company offers services in three areas: Performance Improvement; Employment Process Outsourcing; and Compensation Services and Market Share Studies (McLagan Partners). These services are provided to major corporations and other large organizations, primarily in the telecommunications, financial services, information technology and healthcare industries. ASI's Internet address is www.asisolutions.com.

ABOUT AON: Aon Corporation (www.aon.com) is a holding company that comprises a family of insurance brokerage, consulting and insurance underwriting subsidiaries. Aon's common stock is listed on the New York, Chicago, Frankfurt and London stock exchanges.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the possible outcome of the transaction, the impact of the transaction on ASI or Aon or the price of their stocks, and the anticipated timing of the closing. Any such statements are subject to risks that could cause the actual results to vary materially, including our ability to satisfy the closing conditions set forth in the merger agreement, negative developments relating to unforeseen order cancellations or push-outs, our strategic relationships, the impact of intense competition on our ability to maintain existing business and generate new business, changes in our industry and those discussed in our quarterly and annual filings with the Securities and Exchange Commission. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We will not undertake and we specifically disclaim any obligation to announce revisions to any forward-looking statements to reflect events or circumstances occurring after such statements were made.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

ASI Solutions Incorporated plans to mail a proxy statement to its stockholders containing information about the merger. Investors and securityholders of ASI are advised to read the proxy statement carefully when it becomes available because it will contain important information about Aon, the merger, the persons soliciting proxies related to the merger, their interest in the merger, and related matters. Investors and securityholders may obtain free copies of the proxy statement (when available) and other documents filed by ASI at the Securities and Exchange Commission's website at http://www.sec.gov. Free copies of the proxy statement also will be available from ASI by directing such requests to the attention of Mr. Michael J. Mele, ASI Solutions Incorporated, 780 Third Avenue, New York, New York 10017, telephone
(212) 319-8400.

INFORMATION CONCERNING PARTICIPANTS

ASI, its directors, executive officers and certain other members of management and employees may be soliciting proxies from ASI stockholders in favor of the
merger.   As of the date of this communication, the following directors and executive officers of ASI beneficially owned approximately the following percentages of outstanding ASI common stock: Bernard F. Reynolds (34.4%), Eli Salig (17.0%), Seymour Adler (4.8%), Michael J. Boylan (2.0%), and F. Samuel Smith (1.3%). Each of the other directors and executive officers of ASI beneficially owned less than one percent of the outstanding common stock.



                                      ###



CONTACT:  Chris Reynolds                  Victor P. Thompson
          ASI Solutions Incorporated      EPOCH Financial Group, Inc.
          (212) 319-8400                  (888) 751-1306